UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2008

LIBERTY MEDIA LLC

(Exact name of registrant as specified in its charter)

Delaware	001-16615	20-5272297
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 20, 2008, Liberty Media LLC (“Liberty”) entered into a Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”) with The Bank of New York Trust Company, N.A., as trustee.  The Fifteenth Supplemental Indenture modified the terms of Liberty’s .75% Exchangeable Senior Debentures which were issued pursuant the Tenth Supplemental Indenture dated March 23, 2003. A Press Release announcing entry into the Fifteenth Supplemental Indenture is filed herewith as Exhibit 99.1.

The Fifteenth Supplemental Indenture is filed herewith as Exhibit 99.2.

A “Notice of Supplemental Indenture Relating to and Amendment to Notice of Right to Put for Cash Any and All Outstanding 0.75% Exchangeable Senior Debentures Due 2023” which describes the modifications to the debentures is filed herewith as Exhibit 99.3.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated March 20, 2008
99.2	Fifteenth Supplemental Indenture dated March 20, 2008
99.3	Notice of Supplemental Indenture Relating to and Amendment to Notice of Right to Put for Cash Any and All Outstanding 0.75% Exchangeable Senior Debentures Due 2023 dated March 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2008

LIBERTY MEDIA LLC

By:	/s/ Charles Y. Tanabe
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated March 20, 2008
99.2	Fifteenth Supplemental Indenture dated March 20, 2008
99.3	Notice of Supplemental Indenture Relating to and Amendment to Notice of Right to Put for Cash Any and All Outstanding 0.75% Exchangeable Senior Debentures Due 2023 dated March 20, 2008.